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                                                                  Exhibit 10(v)
                             PUT AND CALL AGREEMENT

         PUT AND CALL AGREEMENT, made and entered into as of this 23rd day of February, 1995, by and among MINNESOTA POWER & LIGHT COMPANY, a Minnesota corporation ("MPL"), ADESA CORPORATION, an Indiana corporation ("ADESA") and D. MICHAEL HOCKETT, LARRY S. WECHTER, DAVID H. HILL, JERRY WILLIAMS, and JOHN E. FULLER (the "Shareholders").

         WHEREAS, MPL, ADESA, Shareholders and AC ACQUISITION SUB, INC. ("Sub") have entered into an Agreement and Plan of Merger ("Merger Agreement") dated February 23, 1995, which contemplates, among other things, that Sub will be merged with and into ADESA (the "Merger"), that ADESA will survive the Merger, and that in connection with the Merger, each shareholder will sell a portion, but not all, of his existing ADESA shares and cancel his unexercised stock options; and

         WHEREAS, the Merger Agreement contemplates that immediately after the Merger, MPL will own 80% of the issued and outstanding capital stock of ADESA and the Shareholders will own the remaining 20% of the capital stock of ADESA; and

         WHEREAS, the parties contemplate that the Shareholders and MPL will have certain put and call rights with respect to the ADESA shares held by the Shareholders after the Merger, as further specified herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

         1. Definitions. The following terms shall have the following meanings hereunder:

            1.1 "Shares" shall mean the shares of capital stock of ADESA owned by a Shareholder from time to time.

            1.2 "EBITDA" shall mean the product of (a) six and (b) the trailing 12-month after-tax earnings of ADESA and its consolidated subsidiaries (calculated as if ADESA at all times owned 100% of ADESA Canada, Inc. ("ADESA Canada), plus any of the following incurred by ADESA and its consolidated subsidiaries during said period (i) all interest expense exclusive of interest expenses of Automotive Finance Corporation and of any dealer floor planning business, consumer finance business or other similar finance business conducted by ADESA or any of its consolidated subsidiaries, (ii) all taxes on or measured by revenue or income, (iii) all rental payments during said period under incentive leases of the type set forth on Exhibit A to this Agreement, exclusive


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         of operating expenses associated therewith,  (iv) all charges resulting from push down accounting, and (v) depreciation and amortization expense. Except for treating ADESA Canada as 100% owned, EBITDA and its components shall be calculated by reference to the books and records of ADESA and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles prepared on a basis consistent with prior periods.

            1.3 "Effective Date" shall mean the Effective Time as that term is defined in the Merger Agreement.

            1.4 "Maximum Number of Shares" shall mean: (a) on April 30, 1997, 806,811 Shares less one-third of any Shares previously purchased by MPL under any of the Stock Purchase Agreements between MPL and Shareholders; (b) on April 30, 1998, 1,613,622 Shares less one-third of any Shares previously purchased by MPL under any of the Stock Purchase Agreements between MPL and Shareholders, and less that number of Shares put to MPL on April 30, 1997 under Section 2.1 and that number of Shares called by MPL on April 30, 1997 under Section 3.1; and (c) on April 30, 1999, all of the Shares owned by the Shareholders.

            1.5 "Put Date" or "Call Date" shall mean April 30, 1997, April 30, 1998 or April 30, 1999.

         2. Shareholders' Right to Put Shares to MPL.

            2.1 Number of Shares. At least 10 days prior to each Put Date, each Shareholder shall inform MPL in writing whether that Shareholder desires to sell to MPL on that Put Date any of his Shares and if so, the number of Shares to be sold (a "Notice of Exercise"). MPL shall, on the Put Date, purchase from each Shareholder all Shares the Shareholder desires to sell, as specified in the Notice of Exercise, subject to the following: (a) a Shareholder may not require MPL to purchase more than 75% of his Shares prior to April 30, 1999; (b) a Shareholder may not require MPL to purchase any of his Shares prior to April 30, 1999 if his employment with ADESA is terminated by ADESA for "Cause", as that term is defined in that certain Executive Employment Agreement between ADESA and the Shareholder, or if the Shareholder terminates his employment with ADESA for any reason other than one of the reasons set forth in Section 5.5 of said Executive Employment Agreement; and (c) if the total number of Shares to be sold on a Put Date under the Shareholders' Notices of Exercise for that Put Date exceeds the Maximum Number of Shares for that Put Date, then each request by a Shareholder that MPL purchase his Shares on that Put Date shall be proportionately reduced so that the total number of Shares to be purchased from Shareholders pursuant to the Shareholders' Notices of Exercise

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         for that Put Date does not exceed the Maximum Number of Shares for that date.

            2.2 Price.  The purchase price for each Share to be purchased  under
         Section 2.1 shall be the per share EBITDA as of the Put Date, determine by dividing EBITDA as of the Put Date by the weighted daily average number of shares of capital stock of ADESA outstanding during the 365 day period ending on the Put Date. In determining the weighted daily average number of shares of ADESA capital stock outstanding, the outstanding shares of ADESA capital stock shall be deemed increased by the number of share of ADESA which James P. Hallett ("James") and/or Helene Hallett ("Helene") would own if their then owned ADESA Canada shares were converted into ADESA shares at a conversion ration of 9.8 ADESA shares for each share of ADESA Canada and such increased number of shares shall be deemed to have been outstanding during the entire 365-day period ending on the Put Date.

         3. MPL's Right to Call Shares Owned by Shareholder.

            3.1 Number of Shares. At least 5 days prior to each Call Date, MPL shall inform each Shareholder in writing whether MPL desires to purchase from that Shareholder on that Call Date any of his Shares and, if so, the number of Shares to be purchased (a "Notice of Exercise"). MPL may not purchase under Sections 2.1 and 3.1 a number of Shares in excess of the Maximum Number of Shares for that Call Date. In addition, purchases under Section 3.1 from each Shareholder shall be in the same proportion as the number of Shares owned by that Shareholder on that Call Date bears to all Shares owned by all Shareholders on that Call Date, after giving effect to any Shares to be put to MPL on that date under Section 2.1. Subject to these limitations each Shareholder shall, on the Call Date, sell to MPL all Shares MPL desires to purchase, as specified in the Notice of Exercise.

            3.2 Price. The purchase price for each Share to be purchased  under
         Section 3.1 shall be: (a) for Shares purchased as of April 30, 1997 or April 30, 1998, the greater of $17.00 per Share or the per share EBITDA as of the Call Date, determined by dividing EBITDA as of the Call Date by the weighted daily average number of shares of capital stock of ADESA outstanding during the 365-day period ending on that Call Date, and (b) for Shares purchased as of April 30, 1999, EBITDA as of the Call Date, divided by the weighted daily average number of shares of capital stock of ADESA outstanding during the 365-day period ending on that Call Date. In determining the weighted daily average number of shares of ADESA capital stock outstanding, the outstanding shares of ADESA capital stock shall be deemed increased by the number of shares of ADESA which James and/or Helene would own if their than owned ADESA Canada shares were converted into ADESA

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         shares at a  conversion  ratio of 9.8 ADESA  shares  for each  share of
         ADESA Canada and such increased number of shares shall be deemed to have been outstanding during the entire 365-day period ending on the Call Date.

         4. Closing. The closing of any purchase and sale hereunder shall occur at the offices of ADESA on the 60th day following the applicable Put Date or Call Date, or if such day is not a business day, on the first business day thereafter. At the closing each Shareholder shall deliver to MPL a certificate for the total number of his Shares to be sold hereunder as of that Put Date or Call Date, duly endorsed for transfer, and MPL shall deliver to each Shareholder a certified or cashier's check in the amount of the purchase price for the Shares.

         5. Representations. Each Shareholder represents that (a) all Shares sold by him hereunder will be, at the time of a closing, free and clear of all liens, claims and encumbrances of any sort, except as run in favor of MPL or ADESA (b) the execution, delivery and performance of this Agreement does not and will not breach, violate or conflict with any agreement order, judgment, decree or law to which he is or becomes a party or by which his property is or becomes bound.

         6. Legend on Shares Certificates.

            6.1 Legend on Currently Outstanding Certificates. In addition to any other legends required to be placed on such certificates, ADESA and each Shareholder agrees that a legend substantially as follows shall be conspicuously endorsed on each certificate evidencing Shares owned by the Shareholder:

                  "The transfer of the shares represented by this certificate is restricted by, and subject to, the provisions of a certain Put and Call Agreement, dated as of February __, 1995, among the company, the holder hereof, Minnesota Power & Light Company and others. A copy of the Agreement is on file with the Secretary of the company."

         The Secretary of ADESA shall keep a copy of this Agreement on file in ADESA's principal office.

            6.2 Legend on Certificates Issued Subsequent Hereto. A copy of this Agreement shall be filed with the Secretary of ADESA. During the term of this Agreement, a legend reading as above shall be conspicuously endorsed on each certificate representing Shares hereafter issued by ADESA to the Shareholder.

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         7. Right to Specific Performance.  The parties agree that the remedy at law for failure of any party to perform would be inadequate, and that the injured party or parties, at his option, shall have the right to compel the specific performance of this Agreement in a court of competent jurisdiction. This right shall be in addition to and not in lieu of any additional or alternative right or remedy which may be available to a party at law or in equity.

         8. Miscellaneous Provisions.

            8.1 Offset of Shareholder Indebtedness. If, at the time of the purchase of Shares hereunder, a Shareholder is indebted to MPL or ADESA, MPL shall have the right to offset any such indebtedness, including interest thereon, against the purchase price due such Shareholder for the Shares.

            8.2 Notices. All notices, requests, and other communications from any of the parties hereto to another shall be in writing and shall be considered to have been duly given or served if personally delivered, telecopied, sent by national overnight delivery service, or sent by first class, certified or registered mail, return receipt requested, postage prepaid, to the party at his or its address as provided below, or to such other address as such party may hereafter designate by written notice to the other parties: (a) if to MPL, to 30 West Superior Street, Duluth, Minnesota 55822, Attention: Chairman of the Board, (b) if to the Shareholder, to the address last shown for the Shareholder in the records of ADESA and (c) if to ADESA, to the address of its then principal office, Attention: Chairman of the Board. Such notice shall be deemed to be received when delivered if delivered personally, the next business day after receipt of electronic sent confirmation (or other confirmation of receipt) if telecopied, the next business day if sent by a national overnight delivery service, or three business days after the date mailed if sent by certified or registered mail. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

            8.3 Amendment. This Agreement may be altered or amended only by a written amendment signed by the parties hereto.

            8.4 Governing Law. This Agreement shall be subject to and governed by the internal laws of the State of Indiana, notwithstanding the choice of law rules of Indiana or any other jurisdiction.

            8.5 Parties in Interest. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto. Each party does hereby covenant and agree that his or its, as the case may be,

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         respective  heirs,  executors,  administrators,  successors and assigns will take all action and execute any and all instruments, releases, assignments, and consents which may reasonably be required of him or it in order to carry out the provisions of this Agreement.

            8.6 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            8.7 Severability. To the extent that any provision of this Agreement shall be determined to be invalid or unenforceable, the invalid or unenforceable portion of such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected.

            8.8 Captions. The captions at the head of a section or a paragraph of this Agreement are designed for convenience of reference only and are not to be resorted to for the purpose of interpreting any provision of this Agreement.

            8.9 Meanings of Pronouns; Singular and Plural Words. All pronouns used in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person to which or to whom reference is made may require. Unless the context in which it is used shall clearly indicate to the contrary, words used in the singular shall include the plural, and words used in the plural shall include the singular.

            8.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings with respect thereto.

            8.11 Interpretation. When a reference is made in this Agreement to Sections or Exhibits such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            8.12 Effective Date. This Agreement shall become effective at the Effective Time, as that term is defined in the Merger Agreement contemplated by the Letter of Intent.

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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.



                                          MINNESOTA POWER & LIGHT COMPANY

                                          By  Arend J. Sandbulte
                                             ---------------------------------
                                             Its Chairman, President and CEO
                                                 -----------------------------



                                          ADESA CORPORATION

                                          By D. Michael Hockett
                                             ---------------------------------
                                             Its President
                                                 -----------------------------


                                          D. Michael Hockett
                                          ------------------------------------
                                          D. Michael Hockett


                                          Larry S. Wechter
                                          ------------------------------------
                                          Larry S. Wechter


                                          David H. Hill
                                          ------------------------------------
                                          David H. Hill


                                          Jerry Williams
                                          ------------------------------------
                                          Jerry Williams


                                          John E. Fuller
                                          ------------------------------------
                                          John E. Fuller

                                        7
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                                    EXHIBIT A

                                INCENTIVE LEASES

- Lease and Development Agreement by and between Auto Dealers Exchange of Concord, Inc. and Asset Holdings III, L.P., dated December 21, 1994.

- Lease and Development Agreement by and between A.D.E. of Knoxville, Inc. and Asset Holdings III, L.P., dated November 28, 1994.

- Lease and Development Agreement by and between ADESA-Charlotte, Inc. and Asset Holdings III, L.P., dated November 28, 1994.

- Lease Agreement with Option to Purchase by and between D.E. Rhodes and ADESA Austin, Inc., executed on or about September 30, 1994.

- Lease of Commercial Property with Option to Purchase by and between Northfield Auto Auction Corp. and ADESA-Ohio, Inc., dated
       February 28, 1994.

- Various tractor and trailer leases pursuant to a Master Lease Agreement by and between ADESA Corporation and Banc One Leasing Corporation, dated November 11, 1993.